Exhibit 13.1

CERTIFICATION BY CHIEF EXECUTIVE OFFICER PURSUAN TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Sol-Gel Technologies Ltd. (the “Company”) on Form 20-F for the period ended December 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer of the Company certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to such officer's knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 13, 2024

 /s/ Alon Seri-Levy
Alon Seri-Levy
Chief Executive Officer